UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 15, 2008
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

46000 Center Oak Plaza
Sterling, Virginia		20166
(Address of principal executive offices)		(Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01. Regulation FD Disclosure
     On January 15, 2008, NeuStar, Inc. issued a press release announcing the acquisition of Webmetrics, Inc. by NeuStar. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     Under the terms of the acquisition agreement, NeuStar paid approximately $12.5 million in cash at the Closing, and may be required to pay additional consideration of up to $6.0 million in cash if Webmetrics meets pre-determined financial performance objectives.
Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press Release of NeuStar, Inc., dated January 15, 2008.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2008	NEUSTAR, INC.
	By:	/s/ Jeffrey E. Ganek
	Name:	Jeffrey E. Ganek
	Title:	Chairman of the Board of Directors and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release of NeuStar, Inc., dated January 15, 2008.